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EXHIBIT 15

August 7, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated August 7, 2009 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three-month periods ended June 30, 2009 and June 30, 2008 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-37024, 333-49083, and 333-49515).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
McLean, Virginia

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  EXHIBIT 15